EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the foregoing Registration Statement on Form S-1 of our report dated June 28, 2018, with respect to the consolidated balance sheets of Applied Biosciences Corp. as of March 31, 2018 and 2017, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the fiscal years then ended. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Weinberg & Company, P.A.

Los Angeles, California
November 30, 2018